PRICING SUPPLEMENT NO. 22                                       Rule 424(b)(3)
DATED: November 10, 1999                                     File No. 333-83049
(To Prospectus  dated August 9, 1999
and Prospectus  Supplement  dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:            Floating Rate Notes [ ]  Book Entry Notes [x]
$20,000,000

Original Issue Date:         Fixed Rate Notes [ ]     Certificated Notes [ ]
12/10/1999

Maturity Date: 12/10/2014    CUSIP#: 073928LN1

Option to Extend Maturity:   No    [x]
                             Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

         *                   N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:

Interest Rate: 8.00%

Interest Payment Dates:  **

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                     Maximum Interest Rate:

[  ]  Commercial Paper Rate              Minimum Interest Rate:

[  ]  Federal Funds Rate                 Interest Reset Date(s):

[  ]  Treasury Rate                      Interest Reset Period:

[  ]  LIBOR Reuters                      Interest Payment Date(s):

[  ]  LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):

* Commencing December 10, 2001 and on the 10th of each month thereafter, the Notes may be called in whole at par at the option of the Company on eight calendar days notice.

** Commencing June 10, 2000 and on the 10th of each June and December thereafter, for each year until Maturity or until the Notes are called.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.